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                               GROVE INVESTORS LLC

                             REALIZATION EVENT PLAN



                  SECTION 1. PURPOSE. The purposes of this Grove Investors LLC Realization Event Plan (the "Plan") are to promote the interests of Grove Investors LLC (the "Company") and its members by (i) attracting and retaining exceptional officers and other key employees of the Company and its Affiliates, specifically including the Company's indirect subsidiary, Grove Worldwide LLC and members of the Management Committee of the Company and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company.

                  SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

                  "Affiliate" shall mean (i) any entity that, directly or indirectly, controls or is controlled by or under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

                  "Board" shall mean the Management Committee of the Company, as established pursuant to the LLC Agreement.

                  "Cause" shall mean (i) willful misconduct or willful malfeasance by the Participant in connection with his or her employment, (ii) the Participant's conviction of, or plea of guilty or NOLO CONTENDERE to, any crime constituting a felony under the laws of the United States or any state thereof or any crime involving moral turpitude or (iii) the Participant's material breach of any of the provisions of any employment agreement in effect between the Company or its Affiliates and the Participant, if any, which is not cured by the Participant within 10 business days following written notice from his employer of such breach.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Committee" shall mean Compensation Committee of the Board or any person or persons designated by the Board or the Compensation Committee to administer the Plan.

                  "Company" shall mean Grove Investors LLC, a Delaware limited liability company, together with any successor thereto.

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                  "Disability" shall mean a Participant's becoming physically or mentally incapacitated so that he is therefore reasonably expected to be unable with reasonable accommodation, for a period of six consecutive months or for an aggregate of nine months in any 18 consecutive month period to perform the essential functions of his job for the Company and its Affiliates.

                  "Dividend Equivalent Amount per Phantom Share" shall mean an amount payable per Phantom Share subject to a Phantom Share Appreciation Right which is equal to .0000005 of the dividends paid by the Company to holders of Interests from the date of grant of the Right until settlement of the Right, as determined by the Board in its sole discretion.

                  "EBITDA" shall mean the net profit of the Company and its subsidiaries, after all expenses but before any (A) interest, (B) income taxes or other taxes based on profits, (C) amortization of goodwill, (D) depreciation,
(E) cash expenses directly associated with the implementation of the operations improvement program, including consulting fees under the Consulting Agreement referred to in the LLC Agreement, and (F) to the extent determined by the Committee, any nonrecurring or unbudgeted extraordinary items of income or loss. The determination of EBITDA for purposes of the Plan shall be made by the Committee in good faith, which determination shall be conclusive and binding on the Company and the Participants, including any beneficiaries thereof.

                  "EBITDA Target" shall mean the target EBITDA for the Company and its subsidiaries determined for a fiscal year based on management's proposal and as approved by the Committee.

                  "Effective Date" shall mean October 5, 1998.

                  "Employment" and "termination of employment" and similar references shall include employment with and termination of employment from the Company and its Affiliates, including Grove.

                  "Fair Market Value" of Phantom Shares shall mean the deemed fair market value of such Phantom Shares as determined in good faith by the Committee applying the following procedures and utilizing the aggregate value as of the closing date of the consideration received in the IPO Realization Event (as defined below) or the transaction giving rise to the Change of Control Realization Event (as defined below). The Committee shall first determine the fair value, as of the date of the transaction, of any non-cash consideration received in a transaction, whether received by the Company, its holding companies or their shareholders, using any method the Committee deems appropriate. In determining the Company's Market Value in connection with a Change of Control Realization Event or IPO Realization Event that occurs as the result of a transaction at an entity other than the Company (for example, the sale of a holding company or an offering of its equity securities), the Committee shall take into account the value of the cash or non-cash consideration received in the

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transaction and the structural considerations the Committee deems appropriate to calculate the Company's Market Value as if the transaction had occurred at the Company.

                  "Grant Price" shall mean the amount determined pursuant to
Section 5(c) hereunder.

                  "Grove" shall mean Grove Worldwide LLC, a Delaware limited liability company, together with any successor thereto.

                  "Interest" shall mean an Interest as defined in the LLC Agreement.

                  "Participant" shall mean any officer or other key employee of the Company or its Affiliates or any member of the Management Committee of the Company eligible for a Phantom Share Appreciation Right under Section 4 and selected by the Committee to receive a Phantom Share Appreciation Right under the Plan.

                  "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

                  "Phantom Share" shall mean a phantom unit of interest in the Company with each Phantom Share representing a deemed .0000005% interest in the Company.

                  "Phantom Share Appreciation Right" or "Right" shall mean a right granted hereunder to receive the value of the deemed appreciation of a specified number of Phantom Shares from the date of grant of such Phantom Share Appreciation Right until the exercise of such Phantom Share Appreciation Right pursuant to the terms of the Plan; PROVIDED, THAT, the grant of a Phantom Share Appreciation Right shall not entitle the Participant to any interest in the Company; the Rights are solely a device to measure the benefits to be paid to Participants in the Plan as provided for hereunder.

                  "Phantom Share Appreciation Right Award Agreement" shall mean any written agreement, contract, or other instrument or document (which may include provisions of an employment agreement to which the Company is a party) evidencing any Phantom Share Appreciation Right granted hereunder, which may, but need not, be executed or acknowledged by a Participant.

                  "Plan" shall mean this Grove Investors LLC Realization Event Plan.

                  "Realization Event" shall mean (a) the closing of any transaction whereby any Person other than FW Grove Coinvestors, L.P., Keystone, Inc. (including funds sponsored by Keystone, Inc.), FW Strategic Partners, L.P., Michael L. George

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or the George Group, Inc. or any of their respective Affiliates shall have become the beneficial owner of more than 50% of the Equity Securities (as defined in the LLC Agreement) of the Company or a reorganization, merger, consolidation, acquisition or other similar transaction, after which all or substantially all of the assets of the Company are controlled by an entity other than FW Grove Coinvestors, L.P., Keystone, Inc. (including investment funds sponsored by Keystone, Inc.), Michael L. George, the George Group Inc. and/or FW Strategic Partners, L.P. or their respective Affiliates (a "Change in Control Realization Event") or (b) if the Company has been reconstituted as a corporation, the consummation of any public offering after which more than 50% of the Company's stock is publicly traded (an "IPO Realization Event") or (c) any other time or event that the Committee in its sole discretion determines to be a Realization Event.

                  "Settlement Amount" shall mean the amount determined pursuant to the formula set forth in Section 5(b) hereof.

                  SECTION 3. ADMINISTRATION.

                  (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Phantom Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, the Phantom Share Appreciation Rights; (iii) determine the terms and conditions of any Phantom Share Appreciation Right; (iv) determine whether, to what extent, and under what circumstances Phantom Share Appreciation Rights may be settled, or canceled, forfeited or suspended and the method or methods by which the Phantom Share Appreciation Rights may be settled, exercised, canceled, forfeited or suspended; (v) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Phantom Share Appreciation Right made under, the Plan;
(vi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

                  (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Phantom Share Appreciation Right shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Phantom Share Appreciation Right and any member of the Company.

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                  (c) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Phantom Share Appreciation Right hereunder.

                  SECTION 4. ELIGIBILITY. Any officer or other key employee of the Company or any of its Affiliates (including any prospective officer or key employee) or any member of the Management Committee of the Company shall be eligible to be designated as a Participant in the Plan by the Committee.

                  SECTION 5. PHANTOM SHARE APPRECIATION RIGHTS.

                  (a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Rights shall be granted, the number of Phantom Shares to be covered by each Right, the Grant Price therefor and the conditions and limitations applicable to the exercise of the Phantom Share Appreciation.

                  (b) CASH SETTLEMENT. Upon the occurrence of a Realization Event, or, if the Committee so determines in its sole discretion, at any earlier date, the Company shall pay the Participant a cash award equal to the excess of
(i) the aggregate Fair Market Value of the number of Phantom Shares underlying the Phantom Share Appreciation Right on the date of the Realization Event OVER
(ii) the aggregate Grant Price of such Phantom Shares PLUS (iii) the aggregate Dividend Equivalent Amount per Share relating to such Phantom Shares (the "Settlement Amount").

                  (c) GRANT PRICE. The Grant Price of a Phantom Share shall be a dollar amount, determined by the Committee in its discretion, and which may, but need not be, the deemed Fair Market Value of a Phantom Share on the date of grant.

                  (d) PAYMENT. Payment of the Settlement Amount shall be made
(i) promptly following a Realization Event or (ii) earlier at the Committee's discretion. Such payment shall be made in cash or its equivalent, as determined by the Committee.

                  (e) VESTING.

                      (i) Unless otherwise provided in the applicable Phantom Share Appreciation Right Award Agreement, and subject to the Participant's continued employment with the Company and its Affiliates, the Phantom Share Appreciation Rights shall vest over a five year period, as follows:

                            (A) For each of the first five fiscal years beginning after the Grant Date (or with respect to grants made prior to December 31, 1998, for each of the first five fiscal years beginning on October 4, 1998), the

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         Rights shall vest and become cumulatively exercisable with respect to
         20% of the Phantom Shares initially relating thereto on the last day of such fiscal year if the Company and its subsidiaries meet the EBITDA Target established for that fiscal year.

                            (B) If the EBITDA actually achieved for a year is at least 80% but less than 100% of the Target for that year, then the vesting opportunity of the Phantom Share Appreciation Right for that year shall be reduced by 5% for each 1% of difference between the EBITDA Target and the EBITDA actually achieved; or

                            (C) If the EBITDA results for a year exceed
         100% of the EBITDA Target for that year, a Participant's vesting opportunity (that is, 20%) for that year will be fully achieved. In addition, the Participant shall be credited with a vesting excess either to make up for some or all of a vesting opportunity not achieved in prior years or may apply such excess against a vesting deficiency of a future year, on the following basis: The vesting opportunity shall be increased by 2.5% for each 1% of difference between the EBITDA actually achieved and the EBITDA Target for that year. The maximum aggregate excess percentage that may be carried forward to future years or backward from any given year cannot provide vesting with respect to more than 10% of all Phantom Share Appreciation Rights granted to a Participant as of the Effective Date.

                      (ii)  REALIZATION EVENT.  To the extent not
previously canceled, any unvested portion of a Phantom Share Appreciation Right shall, as of the date of a Realization Event, be deemed vested immediately prior to such Realization Event.

                  (f) EFFECT OF TERMINATION OF EMPLOYMENT.

                      (i)   TERMINATION DUE TO DEATH, DISABILITY,
TERMINATION BY THE COMPANY WITHOUT CAUSE. Upon a Participant's termination of employment with the Company and its Affiliates due to death, disability or termination by the Company without Cause, (a) the unvested portion of the Phantom Share Appreciation Right, if any, shall be automatically canceled without consideration, and (b) the portion of the Phantom Share Appreciation Right which was vested immediately prior to the Participant's termination of employment shall remain outstanding and shall be payable pursuant to the terms set forth herein and in the applicable Phantom Share Appreciation Right Award Agreement.

                      (ii) TERMINATION FOR ANY OTHER REASON. Upon a Participant's termination of employment for any other reason, all Phantom Share Appreciation Rights, whether vested or unvested shall immediately terminate and expire as of the date of such termination and the Participant shall forfeit all rights to any award

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hereunder.

                  SECTION 6. PHANTOM SHARES.

                  (a) PHANTOM SHARES. Subject to adjustment as set forth in
Section 6(b), the aggregate number of Phantom Shares with respect to which Phantom Share Appreciation Rights may be granted under the Plan shall be 20,000. If, after the Effective Date, a Phantom Share Appreciation Right or a portion thereof granted under the Plan, is forfeited, or if a Phantom Share Appreciation Right or a portion thereof has expired, terminated or been canceled for any reason whatsoever (other than by reason of settlement) and in either such case a Participant has received no benefit with respect to the Phantom Share Appreciation Right, then Phantom Share Appreciation Rights for such number of Phantom Shares shall again be available to be granted hereunder.

                  (b) ADJUSTMENTS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Interests, securities or other property), recapitalization, reorganization, merger, consolidation, issuance or exchange of Interests, other ownership interests or other securities of the Company, issuance of warrants or other rights to purchase Interests, other ownership interests or other securities of the Company or other similar corporate transaction or event affects the Interests such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent inappropriate dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number of Phantom Shares, with respect to which Phantom Share Appreciation Rights may be granted, (ii) the number of Phantom Shares, subject to outstanding Phantom Share Appreciation Rights, other ownership interests or other securities of the Company subject to Phantom Share Appreciation Rights and (iii) the Grant Price with respect to any Phantom Share Appreciation Right or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Phantom Share Appreciation Right in consideration for the cancellation of such Phantom Share Appreciation Right.

                  SECTION 7. AMENDMENT AND TERMINATION.

                  (a) AMENDMENTS TO THE PLAN. The Board, or if none, the Committee, may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; PROVIDED THAT any such amendment, alteration, suspension, discontinuance or termination that would materially adversely affect the earned and vested rights of any Participant or other holder of an Phantom Share Appreciation Right theretofore granted shall not to that extent be effective without the written consent of the affected Participant or holder.

                  (b) AMENDMENTS TO PHANTOM SHARE APPRECIATION RIGHT. The Committee may waive any conditions or rights under, amend any terms of or alter,

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suspend, discontinue, cancel or terminate any Phantom Share Appreciation Right theretofore granted, prospectively or retroactively; PROVIDED, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination not expressly contemplated by the Plan that would materially adversely affect the earned and vested rights of any Participant or other holder of a Phantom Share Appreciation Right theretofore granted shall not to that extent be effective without the written consent of the affected Participant or holder.

                  (c) CANCELLATION. Any provision of this Plan or any Phantom Share Appreciation Right Award Agreement to the contrary notwithstanding, the Company shall be entitled to elect to cancel the Phantom Share Appreciation Right at any time in exchange for a cash payment to the Participant equal to the excess of (i) the Fair Market Value of the Phantom Shares covered by the Phantom Share Appreciation Rights at the time of the cancellation, over (ii) the Grant Price of the Phantom Share Appreciation Rights.

                  SECTION 8. GENERAL PROVISIONS.

                  (a) NONTRANSFERABILITY.

                      (i) No Phantom Share Appreciation Right may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate: PROVIDED, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

                  (b) NO RIGHTS TO PHANTOM SHARE APPRECIATION RIGHT. No Person shall have any claim to be granted any Phantom Share Appreciation Right, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Phantom Share Appreciation Rights. The terms and conditions of Phantom Share Appreciation Rights and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

                  (c) WITHHOLDING. The Company and its Affiliates shall have the right and is hereby authorized to withhold from any payment due under any Phantom Share Appreciation Right, under the Plan or from any compensation or other amount owing to a Participant the amount of any applicable withholding taxes in respect of a Phantom Share Appreciation Right, or any payment or transfer under a Phantom Share Appreciation Right or the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

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                  (d) PHANTOM SHARE APPRECIATION RIGHT AWARD AGREEMENTS. Each
Phantom Share Appreciation Award Right hereunder shall be evidenced by a Phantom Share Appreciation Right Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Phantom Share Appreciation Right and any rules applicable thereto.

                  (e) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, securities and other types of awards, and such arrangements may be either generally applicable or applicable only in specific cases.

                  (f) NO RIGHT TO EMPLOYMENT. The grant of a Phantom Share Appreciation Right shall not be construed as giving a Participant the right to be retained in the employ of, or in any other continuing relationship with, the Company or any Affiliate.

                  (g) NATURE OF RIGHTS; NO RIGHTS AS A MEMBER. No Participant or holder or beneficiary of any Phantom Share Appreciation Right shall have any rights to Interests or as a member of the Company with respect to any Interests. The Phantom Share Appreciation Rights shall be used solely as a device for the measurement and determination of the amount to be paid to Participants as provided for hereunder. The Phantom Share Appreciation Rights shall not constitute or be treated as property or a trust fund of any kind and a Participant's rights hereunder are limited to the right to receive cash as provided for herein.

                  (h) GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Phantom Share Appreciation Right Agreement shall be determined in accordance with the laws of the State of New York.

                  (i) SEVERABILITY. If any provision of the Plan or any Phantom Share Appreciation Right is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Phantom Share Appreciation Right, or would disqualify the Plan or any Phantom Share Appreciation Right under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Phantom Share Appreciation Right, such provision shall be stricken as to such jurisdiction, Person or Phantom Share Appreciation Right and the remainder of the Plan and any such Phantom Share Appreciation Right shall remain in full force and effect.

                  (j) NO TRUST OR FUND CREATED. Neither the Plan nor any Phantom

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Share Appreciation Right shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to Phantom Share Appreciation Right such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

                  (k) HEADINGS. Headings are used herein solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                  SECTION 9. TERM OF THE PLAN.

                  (a) EFFECTIVE DATE. The Plan shall be effective as of October 5, 1998 (the "Effective Date").

                  (b) EXPIRATION DATE. No Phantom Share Appreciation Right shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Phantom Share Appreciation Right Award Agreement, any Phantom Share Appreciation Right granted hereunder may, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any conditions or rights under any such Phantom Share Appreciation Right shall, continue after the tenth anniversary of the Effective Date.